Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Planet 13 Holdings Inc. of our report dated March 23, 2023, relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Planet 13 Holdings Inc. for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

October 2, 2023